Exhibit 10.2
August 12, 2025
Alex Dadakis
Dear Alex,
This letter memorializes our agreement to modify your existing offer letter with UL Solutions Inc. (the “Company”) dated December 3, 2024, as follows:
1.Effective September 1, 2025, you will serve as the EVP & President of Testing, Inspection, and Certification (“TIC”). In this role, you will continue to report to the Company’s President and Chief Executive Officer and will lead the Company’s TIC business strategy and execution, with a focus on driving performance, operational excellence, and customer success across the TIC portfolio.
2.Except as expressly modified by this amendment to your offer letter, all other terms and conditions of your existing offer letter remain unchanged and in full force and effect. For the avoidance of doubt, your compensation (including but not limited to your base salary and short- and long-term incentive opportunity) will remain at the same level as immediately prior to the change in your role.

Sincerely,	I hereby accept the above amendment:
/s/ Linda Chapin Linda Chapin EVP & Chief Human Resources Officer	/s/ Alex Dadakis Alex Dadakis
Date August 12, 2025	Date August 12, 2025